Exhibit 11
                                                          ----------

                  CONSOLIDATED RAIL CORPORATION
                  -----------------------------
           EARNINGS (LOSS) PER SHARE COMPUTATIONS (1)
           --------------------------------------
                ($ In Millions Except Per Share)



                                           Years ended
                                           December 31,
                                         ----------------
                                           1992      1991
                                         ------    ------
Primary
- -------
Income (loss) before the cumulative
effect of changes in accounting
principles                                 $282     $(207)

Dividends declared on Series A ESOP
convertible junior preferred stock
(ESOP Stock), net of tax benefits           (14)      (14)
                                         ------    ------

Net income (loss)                          $268     $(221)
                                         ======    ======
Fully Diluted
- -------------
Income (loss) before the cumulative
effect of changes in accounting
principles                                  282      (207)

Dividends declared on ESOP Stock,
net of tax benefits                                   (14)

Nondiscretionary adjustment (2)              (7)
                                         ------    ------
Net income (loss)                          $275     $(221)
                                         ======    ======


                                                Exhibit 11
                                                ----------

                  CONSOLIDATED RAIL CORPORATION
                  -----------------------------
           EARNINGS (LOSS) PER SHARE COMPUTATIONS (1)
           --------------------------------------
                ($ In Millions Except Per Share)


                                         Years ended December 31,
                                        ------------------------
                                           1992        1991 (3)
                                        ----------   ----------
Weighted average number of shares (4)
 Primary
  Weighted average number of common
   shares outstanding                   80,823,000   81,883,970
  Effect of shares issuable under
   stock option plans                      920,648
                                        ----------   ----------
                                        81,743,648   81,883,970
                                        ==========   ==========
 Fully diluted
  Weighted average number of common
   shares outstanding                   80,823,000   81,883,970
  ESOP Stock                             9,966,200
  Effect of shares issuable under
   stock option plans                    1,066,993
                                        ----------   ----------
                                        91,856,193   81,883,970
                                        ==========   ==========

Income (loss) per common share (4)
 Primary                                     $3.28       $(2.70)
 Fully diluted                                2.99       $(2.70)


                                                        Exhibit 11
                                                        ----------



                  CONSOLIDATED RAIL CORPORATION
                  -----------------------------
             EARNINGS (LOSS) PER SHARE COMPUTATIONS
             --------------------------------------


 Notes:  1.  Earnings per share computations are not p
             resented for 1993 since Consolidated Rail
             Corporation became a wholly-owned subsidiary of Conrail Inc. on July 1 1993, at which time
             Conrail Inc. became the publicly held entity.

         2. Represents the increase, net of income tax benefits, in ESOP-related expenses assuming conversion of all ESOP Stock to common stock.

         3. Primary and fully diluted loss per share are based on the weighted average number of common shares outstanding and exclude shares issuable under stock option plans and the conversion of ESOP stock to common stock since the effects of their inclusion are antidilutive.

         4. The Company's Board of Directors authorized a two-for-one common stock split which was effected in the form of a stock dividend distributed on September 15, 1992. The Board of Directors also declared a stock dividend on the ESOP Stock in the amount of one share of ESOP Stock for each share of ESOP Stock outstanding as of August 31, 1992 and distributed on September 15, 1992. All references with regard to the number of shares for common stock, ESOP Stock, and shares issuable under stock option plans and per share amounts have been restated to reflect the stock splits.











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